UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                       February 23, 2005

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Batterymarch Park, Quincy, MA		02169-7468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:          (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On  February 23, 2005, The J. Jill Group, Inc. (the “Company”) issued a press release announcing the matters discussed under Item 4.02 below, which include the restatement of certain of the Company’s historical financial statements.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 4.02               Non Reliance on Previously Issued Financial Statements

(a)  On February 23, 2005, the Company’s Board of Directors, in consultation with Company management and the Company's independent registered accountants, concluded that the Company’s historical financial information related to fiscal 2000 through fiscal 2003 and the first three quarters of fiscal 2004 should be restated to correct an error relating to the accounting for operating leases, and that the Company's historical financial statements should no longer be relied upon.  The Company plans to restate the historical financial information for the periods required to be presented in its Form 10-K for the year ended December 25, 2004.  The press release attached hereto as Exhibit 99.1 announces the intended adjustment to the Company’s historical financial statements and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(c)	Exhibits

99.1 February 23, 2005 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: February 23, 2005	By:	/s/ Olga L. Conley
Olga L. Conley
Executive Vice President /
Chief Financial Officer and Treasurer
(Principal Financial Officer)